UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)    February 25, 2014

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

641 Lynnhaven Parkway, Virginia Beach, VA 23452
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                      Termination of a Material Definitive Agreement.

On February 25, 2014, Hampton Roads Bankshares, Inc. (the “Company”) announced the termination of the written agreement, dated June 9, 2010 (the “Written Agreement”), among the Company, the Company’s wholly owned banking subsidiary The Bank of Hampton Roads (“BHR”), the Federal Reserve Bank of Richmond (“FRB”) and the Virginia Bureau of Financial Institutions (“BFI”). The termination of the Written Agreement was effective February 20, 2014.

The adoption of the Written Agreement and summary of the material terms thereof were disclosed in the Company’s Current Report on Form 8-K filed on June 17, 2010, which summary is qualified in its entirety by reference to the full text of the Written Agreement filed as Exhibit 10.1 thereto.

Item 7.01.                      Regulation FD Disclosure.

On February 25, 2014, the Company announced that the FRB and the BFI had terminated the Written Agreement.

A copy of the press release making such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Ex. 99.1	Press Release, dated February 25, 2014, announcing the termination of the Written Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: February 25, 2014	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
President and Chief Executive
Officer

EXHIBIT INDEX

Exhibit No.	Description
Ex. 99.1	Press Release, dated February 25, 2014, announcing the termination of the Written Agreement.